UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        REVISED SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(C) of the
                        Securities Exchange Act of 1934

[X] Filed by the Registrant       [ ] Filed by a Party other than the Registrant

Check the appropriate box:
[X] Preliminary Information Statement
[ ] Definitive Information Statement Only
[ ] Confidential, for Use of the Commission (as permitted by Rule 14c)

                                 DIASENSE, INC.
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                (Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Information Statement, if other than Registrant:

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Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14C-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)   Amount previously paid:
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    2)   Form, Schedule or Registration Statement No.:
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    3)   Filing Party:
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    4)   Date Filed:
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
                              INFORMATION STATEMENT

                                 Diasense, Inc.
                              211 West Wall Street
                              Midland, Texas 79701
                              Voice: (432) 682-1761
                            Facsimile: (432) 682-2560

     This information statement is circulated to advise the stockholders of Diasense, Inc. (the "Company") of actions to be taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the Voting Capital Stock of the Company. Management is not soliciting proxies because a sufficient number of shares have provided written consent to the actions.

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED
                            NOT TO SEND US A PROXY.

The matters upon which action is being taken are:

     1. To reverse split the currently issued and outstanding common stock (the "Common Stock") of the Company on a five (5) shares for one (1) share basis, with no stockholder being reversed to less than a round lot of 100 shares with fractional shares rounded up to the nearest whole share.

     2. To amend the Company's Certificate of Incorporation to change the name of the Company to Truewest Corporation.

     Stockholders holding shares representing 55.6% of the votes entitled to be cast at a meeting of the Company's stockholders consented in writing to the proposed actions. The approval by the stockholders will not become effective until 20 days from the date of mailing of this Information Statement to our stockholders.

     The Company's Board of Directors approved these actions on December 18, 2007 and recommended that the Company effect the reverse split of its currently issued and outstanding Common Stock as noted above and change its name to Truewest Corporation. The anticipated effective date will be approximately 20 days after the mailing of this Information Statement to our stockholders.

     If the proposed actions were not adopted by written majority stockholder consent, it would have been necessary for these actions to be considered by the Company's stockholders at a Special Stockholder's Meeting convened for the specific purpose of approving the actions.

     The elimination of the need for a special meeting of the stockholders to approve the actions is authorized by Section 78.320 of the Nevada General Corporation Law, (the "Nevada Law"). This Section provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting. According to
Section 78.320 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reverse split the Company's outstanding Common Stock. In a special meeting and in order to effect the reverse split as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority stockholders of the Company.

     The date on which this Information Statement was first sent to the stockholders is on, or about January 14, 2008 The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company was December 18, 2007, (the "Record Date").

OUTSTANDING VOTING STOCK OF THE COMPANY

     As of the Record Date, and as of the date hereof there were 1596 shares of Common Stock issued and outstanding. The Common Stock constitutes the outstanding class of voting securities of the Company. Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the stockholders.

     None of the persons who have been directors or officers of the Company at any time since the beginning of the last fiscal year, nor any associate of any such persons, has any interest in the matters to be acted upon.
 No director of the Company has informed the registrant in writing that he intends to oppose any action to be taken by the Company. No proposals have been received from security holders.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth as of the Record Date, the name of each shareholder and the number of voting shares of the Company, $.001 par value, held of record or known by the Registrant to own beneficially more than 5% of the Company's voting shares issued and outstanding, and the name and shareholdings of each officer and director individually and of all officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                   Amount and Nature
Title of     Name and Address of    of Beneficial     Percentage     Percent of
 Class       Beneficial Owner (1)     Ownership        of Class    Voting Shares
 -----       --------------------     ---------        --------    -------------

Common     Glenn A. Little (2)           888             55.6%          55.6%
           211 West Wall Street
           Midland, Texas 79701

Common     Officers, Directors and       888             55.6%          55.6%
           Nominees as a Group:
           1 person

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
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1)   For  purposes of this table,  a  beneficial  owner is one who,  directly or indirectly, has or shares with others (a) the power to vote or direct the voting of the Common Stock (b) investment power with respect to the Common Stock which includes the power to dispose or direct the disposition of the Common Stock.

(2)  Sole Officer and Director of the Company

NO DISSENTER'S RIGHTS

     Under applicable Nevada Law, any dissenting stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

PURPOSE AND EFFECT OF THE ACTIONS

REASONS FOR THE REVERSE SPLIT OF OUR COMMON STOCK

     Our Board of Directors believes that the proposed reverse stock split will make our capital structure more attractive to prospective business ventures in the event we locate one or more business opportunities. As of the date of this Information Statement, the Company has no preliminary plans, agreements, or undertakings for a merger or business opportunity.

     Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, because of lack of trading in our shares there can be no assurance that our Common Stock will trade at a multiple of five times our current price, or that any price increase will be sustained. If the market price of our stock declines after the implementation of the reverse split, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would be the case in the absence of the reverse split. Further, the fact that we have no revenue and no assets may impact our stock price and the ability to liquidate your shares.

     In addition, our shares are subject to Rule 15g-1 through Rule 15g-9, of the Securities Exchange Act of 1934 which provides, generally, that for as long as the bid price for the shares is less than $5.00, they will be considered low priced securities under rules promulgated under the Exchange Act. Under these rules, broker-dealers participating in transactions in low priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties, the customer's rights and remedies, and certain market and other information, and make a suitability determination approving the customer for low priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer and obtain specific written consent of the customer, and provide monthly account statements to the customer. Under certain circumstances, the purchaser may enjoy the right to rescind the transaction within a certain period of time.
 Consequently, so long as the Common Stock is a designated security under the Rule, the ability of broker-dealers to effect certain trades may be affected adversely, thereby impeding the development of a meaningful market in the Common Stock. The likely effect of these restrictions will be a decrease in the willingness of broker-dealers to make a market in the stock, decreased liquidity of the stock and increased transaction costs for sales and purchases of the stock as compared to other securities.

     Our stock is considered a penny stock. A penny stock is generally a stock that:

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
     -    is not listed on a national securities exchange or Nasdaq,
     -    is listed in "pink sheets" or on the NASD OTC Bulletin  Board,
     -    has a price per share of less than  $5.00 and
     -    is issued by a company with net tangible assets less than $5 million.

     The penny stock trading rules impose additional duties and responsibilities upon broker-dealers and salespersons effecting purchase and sale transactions in common stock and other equity securities, including

     -    determination of the purchaser's investment suitability,
     -    delivery of certain information and disclosures to the purchaser, and
     - receipt of a specific purchase agreement from the purchaser prior to effecting the purchase transaction.

     Many broker-dealers will not effect transactions in penny stocks, except on an unsolicited basis, in order to avoid compliance with the penny stock trading rules. Because our Common Stock is subject to the penny stock trading rules,

     - such rules may materially limit or restrict the ability to resell our common stock and
     - the liquidity typically associated with other publicly traded equity securities may not exist.

     The expected date of the Reverse Split is February 4, 2008.

     The possibility exists that the increase in the number of outstanding shares that will occur as a result of no stockholder being reverse split to less than a round lot of 100 shares will adversely affect the market for our Common Stock by reducing the relative level of liquidity. Consequently, there can be no assurance that this action will result in a proportionate increase in the value of the shares.

     As part of the reverse stock split, the par value of our common stock will remain unchanged. While the aggregate par value of our outstanding Common Stock will be decreased, our additional paid-in capital will be increased by a corresponding amount. Therefore, the reverse split and subsequent round up to minimum 100 share lots will not affect our total stockholders' equity. All share and per share information will be retroactively adjusted to reflect the reverse split for all periods presented in our future financial reports and regulatory filings.

     The Board believes that the only way for the Company to continue its existence is to complete a merger with a private company. In order to attract and consummate a merger the Company needs to reconfigure the stockholder base. The reconfiguration of the stockholders list is critical and the structure must provide that there are no large concentrations of stock outside of Management's control and a minimum of 300 round lot holders which is a NASDAQ listing requirement. It is necessary to structure a transaction in a configuration so that the stock's price will be in a range that will meet NASDAQ listing requirements. Without a NASDAQ or exchange listing the Company will not be eligible in many cases for institutional ownership and will be subject in many cases to the blue sky regulations of all 50 states. The Board's election to reverse split the stock one share for five shares with an automatic roundup to 100 shares will accomplish the desired reconfiguration of the stockholder base. These actions will result in a total of 356 stockholders holding 100 shares of stock or more.

     The reverse split will not affect the number of authorized shares but will increase the issued and outstanding shares to 35,777 thus decreasing the number of shares available for issuance, after consideration of 500,000 shares reserved for warrants, to 99,464,223 shares. The 500,000 warrants consist of two series

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
of warrants each for 250,000 shares with a warrant exercise price of $.10 per share. Both series of warrants are held by Glenn A. Little, the Company's sole officer and director. Neither the number of shares issuable upon exercise of the warrants nor the exercise price per share are affected by the reverse split. Other than the warrants, there are no options or other commitments to issue shares of the Company's stock.

REASON FOR THE CHANGE IN THE COMPANY'S NAME

     The Board believes that a change of name will be beneficial to the Company, as it will distance the Company from its prior unsuccessful business and make it potentially more attractive to a merger candidate.

     As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the action and Amendment. Your consent to the action and Amendment is not required and is not being solicited in connection with this action. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                 By Order of the Board of Directors


                                 /s/ Glenn A. Little
                                 ----------------------------------
                                 Glenn A. Little, President

January 3, 2008

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